Exhibit 10.11

THQ INC.

STOCK UNIT DEFERRED COMPENSATION PLAN

1.                                       Definitions.

(a)                                  “Account” means the separate account maintained on the books of the Company for each Participant pursuant to Section 4.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Company” means THQ Inc., a Delaware corporation.

(d)                                 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(e)                                  “Deferred Stock Units” means deferred stock units granted to the Participant as a form of Other Stock Unit Award under the Long-Term Incentive Plan.

(f)                                    “Deferred Stock Unit Account” means the separate account maintained on the books of the Company for each Participant who is a director pursuant to Section 4.

(g)                                 “Director” means any member of the Board who is not an employee of the Company or any of its subsidiaries.

(h)                                 “Disability” means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

(i)                                     “Dividend Equivalent Stock Units” means the additions to the Participant’s Account described in Section 4.

(j)                                     “Effective Date” means August 18, 2005.

(k)                                  “Long-Term Incentive Plan” means the THQ Inc. 2006 Long-Term Incentive Plan.

(l)                                     “Officer” means an officer of the Company (including subsidiaries of the Company) at or above the level of Vice President.

(m)                               “Participant” means a Director or Officer who elects to participate in this Plan as provided in Section 3.

(n)                                 “Performance Accelerated Restricted Stock Units” means Performance Accelerated Restricted Stock Units granted to the Participant under the Stock Option Plan.

(o)                                 “Plan” means the THQ Inc. Stock Unit Deferred Compensation Plan (formerly known as the THQ Inc. Performance Accelerated Restricted Stock Unit Deferred Compensation Plan).  The Plan is a sub-plan under the Stock Option Plan and the Long-Term Incentive Plan.

(p)                                 “Restricted Stock Units” means restricted stock units granted to the Participant as a form of Other Stock Unit Award under the Long-Term Incentive Plan.

(q)                                 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(r)                                    “Stock Option Plan” means the THQ Inc. Amended and Restated 1997 Stock Option Plan.

(s)                                  “Stock Units” means Deferred Stock Units, Performance Accelerated Restricted Stock Units and Restricted Stock Units.

2.                                       Administration.

(a)                                  The Plan shall be administered by the Board.  The Board shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide any and all questions as may arise in connection with the interpretation or application of the Plan.  The Board may delegate some or all of its powers and authority hereunder to the Compensation Committee of the Board, as the Board deems appropriate.

(b)                                 The decision or action of the Board (or the Compensation Committee) in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon Participants and all other persons having or claiming any interest in the Plan.

3.                                       Participation.

(a)                                  A Director or Officer may elect to participate in the Plan by filing a written election with the Company, on such form as may be prescribed by the Board, to defer 50% or 100% of Director’s or Officer’s grant of Performance Accelerated Restricted Stock Units or Restricted Stock Units made in any calendar year.

(b)                                 Except as provided below, a deferral election shall become effective on the first day of the calendar year following the date the election is made.  A new deferral election must be made by a Participant for each calendar year.

(c)                                  Notwithstanding anything contained herein to the contrary, a Participant may make a deferral election within thirty (30) days after a grant of Stock Units to such Participant; provided, however, such election may only be made if none of the Stock Units granted to the Participant in the grant for which the election is being made will be able to vest prior to twelve (12) months from the date such election is made.

(d)                                 A Director shall automatically become a Participant with respect to the Deferred Stock Units that are granted to the Director in any calendar year.

4.                                       Account; Deferred Stock Unit Account

(a)                                  The Performance Accelerated Restricted Stock Units and the Restricted Stock Units that are deferred pursuant to a Participant’s deferral election shall be credited to the Participant’s Account.  The Deferred Stock Units granted to a Participant, that are automatically deferred, shall be credited to the Participant’s Deferred Stock Unit Account.

(b)                                 Whenever any cash dividends are declared on the Common Stock, on the date such dividend is paid the Company will credit the Account and Deferred Stock Unit Account of each Participant with a number of Dividend Equivalent Units equal to the result of dividing (i) the product of (x) the total number of Stock Units and Dividend Equivalent Units credited to the Participant’s Account and Deferred Stock Unit Account on the record date for such dividend and (y) the per share amount of such dividend by (ii) the Fair Market Value (as such term is defined in the Stock Option Plan) of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.

5.                                       Payment of Account and Deferred Stock Unit Account.

(a)                                  Payment of the portion of the Participant’s Deferred Stock Unit Account attributable to each grant of Deferred Stock Units shall be made in a lump sum thirteen months after the grant, unless the Participant elects to change the time of payment in accordance with the last sentence of this Section 5(a).  Payment of the Participant’s Account shall be made in a lump sum in accordance with the Participant’s election filed with the Company (or, if earlier as provided in paragraph (b) of this Section), on such form as may be prescribed by the Board: (i) within 30 days after the termination for any reason (including Disability) of (A) the Participant’s service as a Director if the Participant is a Director or (B) the Participant’s employment if the Participant is an Officer, (ii) on the date specified in the election or (iii) the earlier of the date specified in the election or within 30 days after the termination for any reason (including Disability) of (A) the Participant’s service as a Director if the Participant is a Director or (B) the Participant’s employment if the Participant is an Officer.

The Participant may change the time of payment of the Account or the Deferred Stock Unit Account by filing a new election form with the Company, provided that (i) the election will not take effect for at least 12 months after the date on which it is made as required by Section 409A of the Code (i.e., the election must be made at least 12 months in advance) and (ii) the new payment date must be at least 5 years after the date the Account or the Deferred Stock Unit Account would otherwise have been paid.

(b)                                 Notwithstanding anything contained herein to the contrary, in the event of a Change of Control (as defined in Appendix A) or a Participant’s death prior to payment of the Account or the Deferred Stock Unit Account, then regardless of a Participant’s election or change in election of the applicable time of payment, a lump sum payment of the Participant’s Account shall be made to the Participant (to the Participant’s beneficiary as provided in Section 6 in the event of the Participant’s death) within 30 days following the Change of Control or the Participant’s death.

(c)                                  Notwithstanding anything contained herein the contrary, in the event payment of the Account is to be made by reason of the Participant’s termination of service or termination of employment, other than by reason of death or Disability, no payment shall be made until six months after such termination of service if the Participant is a specified employee as defined in Internal Revenue Code Section 409A.

(d)                                 Payment of the Account and the Deferred Stock Unit Account shall be made in shares of Common Stock, with one share payable for each Stock Unit and each Dividend Equivalent Unit credited to the Participant’s Account.

6.                                       Beneficiary Designation.

Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his death prior to payment to the Participant of his or her Account and Deferred Stock Unit Account.  Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Board, which is filed with the Company prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, then the Account and Deferred Stock Unit Account shall be paid to the Participant’s estate.

7.                                       Amendment; Cessation of Deferrals.

(a)                                  The Board may amend the Plan at any time in whole or in part; provided that no amendment may adversely affect the rights of a Participant to receive amounts properly credited to the Participant’s Account and Deferred Stock Unit Account in accordance with the Plan prior to such amendment.

(b)                                 The Board may, in its sole discretion, cease future deferrals under the Plan at any time.  In such event, payment of the Accounts and Deferred Stock Unit Accounts of Participants will continue to be made as provided in Section 5.

8.                                       Miscellaneous.

(a)                                  The Company’s obligation to make payment under the Plan shall be contractual only and all payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan.

(b)                                 Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, the amounts, if any, payable hereunder, to the Participant or such other person.  No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c)                                  In the event of a stock split, stock dividend, recapitalization or other event described in Section 5.7 of the Stock Option Plan and Section 12.2 of the Long-Term Incentive Plan (i) the provisions of Section 5.7 of the Stock Option Plan shall apply to Performance Accelerated Restricted Stock Units and related  Dividend Equivalent Stock Units credited to the Participant’s Account and Deferred Stock Unit Account and (ii) the provisions of Section 12.2 of the Long-Term Incentive Plan shall apply to Deferred Stock Units, Restricted Stock Units and related  Dividend Equivalent Stock Units credited to the Participant’s Account and Deferred Stock Unit Account; provided, however, that the determination of adjustments shall be made by the Board.

(d)                                 Neither the Participant nor any other person shall have any rights as a stockholder of the Company under the Plan with respect to the Stock Units or Dividend Equivalent Stock Units credited to the Participant’s Account and Deferred Stock Unit Account until the shares of Common Stock are issued to the Participant or the beneficiary of the Participant.

(e)                                  This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws.

(f)                                    This Plan in intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A and shall be construed and interpreted in accordance with such intent.  Any provision of this Plan that would cause the Plan to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made retroactively, in accordance with regulations and other guidance issued under Section 409A.

Appendix A

“Change of Control” means and shall be deemed to have occurred as of the date of the first to occur of the following events:

(a)                                  Any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control.  An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection.  This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b)                                 Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company.  However, if any Person or Group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control;

(c)                                  A majority of members of the Company’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or

(d)                                 Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.   However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)                                     A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)                                  An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)                               A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)                              An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For these purposes, the term “Person” shall mean an individual, Company, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof.  The term “Group” shall have the meaning set forth in Rule13d-5 of the Securities Exchange Commission, modified to the extent necessary to comply with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B), or any successor thereto in effect at the time a determination of whether a Change of Control has occurred is being made.